DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:                     [JOHN DOE]               Age: [60]      Sex:  [Male]
        [AVAILABLE ONLY UNDER NQ CONTRACTS]
        [JOINT OWNER:]             [JANE DOE]       Age: [55]      Sex: [Female]

ANNUITANT:                 [JOHN DOE]               Age: [60]      Sex:  [Male]


 [APPLICABLE FOR NQ CONTRACTS]
[JOINT ANNUITANT:]         [JANE DOE] Age: [55]     Sex: [Female]


  [APPLICABLE TO QUALIFIED PLAN CONTRACTS]
   [EMPLOYER;]  [ABC COMPANY]
   [PLAN:]   [ABC COMPANY PLAN]

BENEFICIARY:      [JANE DOE]

CONTRACT NUMBER:                 [00000]

         ENDORSEMENTS ATTACHED:
               [Endorsement Applicable to the Termination of an Optional Guaranteed Income Benefit and/or the Termination or Change of an Optional Guaranteed Minimum Death Benefit Rider(s)] [ENDORSEMENT APPLICABLE TO EXTRA CREDIT PRODUCT]
               [Endorsement Applicable to Credits Applied to Annuity Account Value]

               [MARKET SEGMENT ENDORSEMENTS]
               [Endorsement Applicable to Non-Qualified Contracts Endorsement Applicable to Defined Contribution Qualified Plan Contracts Endorsement Applicable to Defined Benefit Qualified Plan Contracts Endorsement Applicable to Traditional IRA Contracts Endorsement Applicable to Roth IRA Contracts Endorsement Applicable to Custodial [Roth] IRA Contracts Charitable Remainder Trust Endorsement]

               [INVESTMENT OPTIONS ENDORSEMENTS]
               [Endorsement Applicable to Special Money Market Dollar Cost Averaging
               Endorsement Applicable to Protection with Investment Performance Account Investment Options]

         [OPTIONAL RIDERS ATTACHED:
               Guaranteed Income Benefit Rider
               Guaranteed Minimum Death Benefit Rider - Greater of Death Benefit Guaranteed Minimum Death Benefit Rider -Highest Anniversary Value Guaranteed Minimum Death Benefit Rider - Return of Principal]

ICC10DPCP                                                           Data Page 1

         ISSUE DATE:                        [January  1, 2011]
         CONTRACT DATE:                     [January  1, 2011]
         [MATURITY DATE :                   [January 1, 2046]



         The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

         You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.



ICC10DPCP                                                           Data Page 2

[IF THE GIB RIDER IS ISSUED, THE FOLLOWING WILL APPEAR]
[INITIAL [ANNUAL] ROLLUP RATE:

Your initial [Annual] Rollup Rate is [5.00%]. [This rate is greater than the rate derived from the formula shown below.] [This rate will apply for [2] Contract Years. After completion of [2] Contract Years, your Rollup Rate will be determined by the formula below.]

Your Initial Deferral Bonus Rollup Rate is [7.00%]. [This rate is greater than the rate derived from the formula shown below.] [This rate will apply for [2] Contract Years. After completion of [2] Contract Years, your Deferral Bonus Rollup Rate will be determined by the formula below.]

TEN YEAR TREASURIES FORMULA RATE FOR THE [SECOND] AND LATER CONTRACT YEARS -

         The minimum [Annual] Rollup Rate for [each] [Contract Year] following [the] [second Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [1.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [Annual] Rollup Rate will never be less than [4%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates - H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

         [After your [second Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [[4] Contract Years]. After the [[6th] Contract Year] and for the next [[5] Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%]].

DEFERRAL BONUS TEN YEAR TREASURIES FORMULA RATE -

         The minimum Deferral Bonus Rollup Rate for [each] [Contract Year] following [the] [second Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [1.50%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum Deferral Bonus Rollup Rate will never be less than [4%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates - H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

         [After your [second Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [[4] Contract Years]. After the [[6th] Contract Year] and for the next [[5] Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%]].


ICC10DPCP                                                           Data Page 3

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.
Guaranteed Interest Option:
       Initial Guaranteed Interest Rate         [2.75% through January 31, 2011;
       Annual Guaranteed Interest Rate          1.5% through December 31, 2011]
       Lifetime Minimum Guaranteed              [1.5%]
       Interest Rate

INITIAL CONTRIBUTION RECEIVED:                                [$100,000.00]

       [APPLICABLE ONLY IF INDICATED BY OWNER]
       [EXPECTED FIRST [12 MONTH] CONTRIBUTION:               [$ 1,000,000.00]]

       CREDIT AMOUNT - OF INITIAL CONTRIBUTION:               [$ 5,000.00/ N/A*]
        (see Endorsement Applicable to Credits Applied to Annuity Account Value)

        *[Credits are not applied to Contributions that result from a Roth IRA conversion from an [Retirement Cornerstone] Extra Credit Traditional IRA Contract]

INVESTMENT OPTIONS (SEE SECTIONS 2.01 AND 2.02 OF THE CONTRACT)

     INVESTMENT OPTIONS AVAILABLE. YOUR INITIAL ALLOCATION IS SHOWN. [YOU MAY NOT ALLOCATE AMOUNTS TO MORE THAN [90] INVESTMENT OPTIONS AT ANY TIME.]

o    Account for Special Money Market Dollar Cost Averaging*
       *Your Contract Fee for this Account will never exceed the charge for the Investment Performance Account Investment Options shown in Part C.


          INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS
          -------------------------------------------------         AMOUNT
                                                                    ALLOCATED
                                                                    ---------

          [EQ/AllianceBernstein Small Cap Growth*
                                                                    [$52,500]
          EQ/Blackrock International Value
          EQ/International Core PLUS
          EQ/International Growth
          EQ/Mid Cap Index
          EQ/Mid Cap Value PLUS**
          EQ/Oppenheimer Global
          EQ/Small Company Index
          Multimanager International Equity
          Multimanager Mid Cap Growth
          Multimanager Mid Cap Value
          Multimanager Small Cap Growth
          Multimanager Small Cap Value
          EQ/Money Market]
                                                                    [$0.00]

       An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.


ICC10DPCP                                                           Data Page 4

GUARANTEED INTEREST OPTION ("GIO")                                   [$52,500]
     [No more than [25%] of the total Annuity Account Value of the Investment Performance Account Investment Options [and the Protection with Investment Performance Account Investment Options] may be allocated to the GIO]

TOTAL (AMOUNT ALLOCATED TO INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS):
                                                                 [$105,000.00]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49]]

PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS: [AMOUNTS ARE ALLOCATED IN COMPLIANCE WITH THE ALLOCATION LIMITS DESCRIBED IN THE ENDORSEMENT APPLICABLE TO PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS.]
o

      [CATEGORY 1  AXA STRATEGIC ALLOCATION VARIABLE INVESTMENT OPTIONS]
      ------------------------------------------------------------------
                                                                      AMOUNT
                                                                      ALLOCATED
                                                                      ---------
       [AXA Balanced Strategy***                                      [$52,500]
        AXA Conservative Growth Strategy
        AXA Conservative Strategy
        AXA Moderate Growth Strategy]

      [CATEGORY 2   FIXED INCOME VARIABLE INVESTMENT OPTIONS]
      -------------------------------------------------------
                                                                      AMOUNT
                                                                      ALLOCATED
                                                                      ---------
       [EQ/Core Bond Index*                                           [$52,500]
       EQ/Intermediate Gov't Bond Index]


      [CATEGORY 3   EQUITY VARIABLE INVESTMENT OPTIONS]
      -------------------------------------------------
                                                                      AMOUNT
                                                                      ALLOCATED
                                                                      ---------
       [ATM 400
       ATM 500
       ATM 2000
       ATM EIFA
       AXA Growth Strategy]


An asterisk (either *, **, or ***), identifies Variable Investment Options to which certain charges under Part C apply.

TOTAL (AMOUNT ALLOCATED TO PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT
INVESTMENT OPTIONS):                                               [$105,000.00]


       TOTAL AMOUNT ALLOCATED TO ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING AND INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS AND PROTECTION WITH
       INVESTMENT PERFORMANCE ACCOUNT  INVESTMENT OPTIONS:         [$210,000.00]

ICC10DPCP                                                           Data Page 5

Your allocation of Account Value will be rebalanced [quarterly] in accordance with an applicable Rider or Endorsement.

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].

CONTRIBUTIONS AND ALLOCATIONS (SEE SECTIONS 3.01 AND 3.02 OF THE CONTRACT):

Initial Contribution minimum: [$10,000] Subsequent Contribution minimum: [$500] Subsequent Contributions to the Investment Options can be made until the older of the original Annuitant and Owner attain age [71] or if later, the first Contract Date Anniversary.

[IF GIB OR AN OPTIONAL GMDB IS ELECTED THE FOLLOWING WILL APPEAR]
[Subsequent Contributions to the Protection with Investment Performance Account Investment Options are not permitted after the date the first Withdrawal is taken from the Protection with Investment Performance Account Value.

No additional Contributions or transfers may be made to the Protection with Investment Performance Account Investment Options on or after the Benefit Transaction Date (see Part II. E. of the GIB Rider). Transfers and Contributions to Protection with Investment Performance Account Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary contract.

We may discontinue Contributions and/or transfers to the Protection with Investment Performance Account Investment Options upon advance written notice to you. The advance notice period is shown immediately below. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline. If we discontinue Contributions and transfers to the Protection with Investment Performance Account Investment Options, any subsequent Contribution or automated transfer will be allocated to the Investment Performance Account Investment Options corresponding to the Protection with Investment Performance Account Investment Options that were specified in your allocation instructions. If we are not offering such Investment Performance Account Investment Option as of the discontinuance date, we may substitute an Investment Performance Account Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. [If a specific Protection with Investment Performance Account Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such Protection with Investment Performance Account Investment Option to the [AXA Balanced Strategy] Investment Option.]

The advanced notice period for discontinuance or limitation of Contributions is [45] days.]

[FOR ISSUE AGES 0 TO 80, THE FOLLOWING TEXT WILL APPEAR]
[We may refuse to accept any Contribution if the sum of all Contributions under all ["Retirement Cornerstone"] Contract with the same Annuitant or Owner would then total more than [$1,500,000]. [If we accept any such Contribution under this Contract, your Investment Options may be limited to the Investment Performance Account Investment Options.]

[IF THE GUARANTEED INCOME BENEFIT RIDER IS ELECTED] [We reserve the right to limit aggregate Contributions and transfers to the Protection with Investment Performance Account Investment Options after the first Contract Year in which a Contribution or transfer is made to any of those Investment Options (the "initial allocation year") to [150%] of the total amount of the Contributions and transfers to the Protection with Investment Performance Account Investment Options during such initial allocation year.]

[FOR ALL CONTRACTS] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts of which you are Owner or under which you are the Annuitant would total [$2,500,000.]

ICC10DPCP                                                           Data Page 6

TRANSFER RULES (SEE SECTION 4.02 OF THE CONTRACT):

Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:
     a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,
     b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
     c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
     d) reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted,
     e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
     f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

         (a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
         (b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
         (c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

[THE FOLLOWING WILL APPEAR IF GIB OR AN OPTIONAL GMDB HAS BEEN ELECTED.] [Transfers of amounts from your Investment Performance Account Investment Options to the Protection with Investment Performance Account Investment Options are permitted until the Owner attains age [75] or if later, the first Contract Date Anniversary. Transfers of amounts from your Investment Performance Account Investment Options to the Protection with Investment Performance Account Investment Options are not permitted after the date a Contribution is made to the Investment Performance Account Investment Options subsequent to the date the first Withdrawal is taken from the Protection with Investment Performance Account Value. The preceding sentence does not apply to subsequent Contributions received in the first 90 days after the Contract Date. Transfers and Contributions to the Protection with Investment Performance Account Investment Options may not exceed a total of $[1,500,000]].


ICC10DPCP                                                           Data Page 7

[IF THE GUARANTEED INCOME BENEFIT RIDER OR AN OPTIONAL GMDB RIDER IS ELECTED] [We reserve the right to limit aggregate Contributions and transfers to the Protection with Investment Performance Account Investment Options after the first Contract Year in which a Contribution or transfer is made to any of those Investment Options (the "initial allocation year") to [150%] of the total amount of the Contributions and transfers to the Protection with Investment Performance Account Investment Options during such initial allocation year.]

 [THE FOLLOWING WILL APPEAR IF GIB OR AN OPTIONAL GMDB HAS BEEN ELECTED.] [Contributions to the Account for Special Dollar Cost Averaging scheduled to be transferred into the Protection with Investment Performance Account Investment Options over the duration of the program will increase your [GIB Benefit Base] [or any] [GMDB Benefit Base] as of the effective date you contribute to a Special Dollar Cost Averaging Program.]

Transfers of amounts from the Protection with Investment Performance Account Investment Options to the Investment Performance Account Investment Options are not permitted, except as described in the Termination Provision of the GIB and/or GMDB Riders (Section VI), that you have elected.

We may discontinue accepting transfer requests to the Protection with Investment Performance Account Investment Options at any time with advance written notice to you.

No additional transfers may be made to the Protection with Investment Performance Account Investment Options or the supplementary contract on or after the Benefit Transaction Date.

If we discontinue transfers to the Protection with Investment Performance Account Investment Options, any subsequent automated transfer will be allocated to the Performance Account Investment Option corresponding to the Protection with Investment Performance Account Investment Options in your allocation instructions. If we are not offering such Performance Account Investment Option as of the discontinuance date, we may substitute a Performance Account Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. ] [If a specific Protection with Investment Performance Account Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such Protection with Investment Performance Account Investment Option to the [AXA Balanced Strategy] Investment Option.]

[THIS TEXT WILL APPLY WHEN THE ENDORSEMENT APPLICABLE TO PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS IS ISSUED WITH THIS CONTRACT.] [Any transfer rules described in the Endorsement Applicable to Protection with Investment Performance Account Investment Options issued with this Contract will apply.]

WITHDRAWALS (SEE SECTION 5.01 OF THE CONTRACT): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [APPLICABLE TO QP-DB AND QP-DC MARKET SEGMENTS ONLY:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Lump sum Withdrawals will be taken in accordance with your election of (a), (b),
(c) or (d) as set forth below:

         a) Withdrawals will be taken on a pro-rata basis from the Protection with Investment Performance Account Investment Options only,

         b) Withdrawals will be taken on a pro-rata basis from designated Investment Performance Account Investment Options,

         c) Withdrawals will be taken in specified amounts, from both the Protection with Investment Performance Account Investment Options (on a pro-rata basis from such Options) and any designated Investment Performance Account Investment Options, or

         d) Withdrawals will be taken in accordance with the following order i) from the Investment Performance Account Investment Options on a pro-rata basis, then ii) from the Special Dollar Cost Averaging Account, then iii) from the Protection with Investment Performance Account Investment Options on a pro-rata basis.

ICC10DPCP                                                           Data Page 8

Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.

[THE FOLLOWING LANGUAGE IS APPLICABLE TO TRADITIONAL IRA AND QP-DC AND QP-DB CONTRACTS]
Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

CONTRACT TERMINATION  (SEE SECTION 5.02 OF THE CONTRACT):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will be terminated.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.


[THE FOLLOWING TEXT WILL APPEAR IF THE CONTRACT OWNER ELECTS GIB]

The preceding three paragraphs do not apply while you have Protection with Investment Performance Account Value under your GIB Rider.

 (NORMAL FORM OF ANNUITY BENEFIT) (SEE SECTION 7.04 OF THE CONTRACT):

LIFE ANNUITY 10 YEAR PERIOD CERTAIN FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS:

         ANNUITIZATION AGE            LENGTH OF PERIOD CERTAIN
         -----------------            ------------------------
           [Up to age 80                        10
                 81                              9
                 82                              8
                 83                              7
                 84                              6
                 85                              5
                 86                              4
                 87                              3
                 88                              2
                 89                              1
           90 through 95                        0]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05 OF THE CONTRACT):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.]

CONDITIONS FOR PAYMENT - (INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX) (SEE SECTION 7.06 OF THE CONTRACT): [6%] per year

CONDITIONS FOR PAYMENT - (MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY) (SEE
SECTION 7.06 OF THE CONTRACT): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

ICC10DPCP                                                           Data Page 9

PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

                                                       Percentage of
               Contract Year                           Contributions
               -------------                           -------------
                      1                                   8.00%
                      2                                   8.00%
                      3                                   7.00%
                      4                                   6.00%
                      5                                   5.00%
                      6                                   4.00%
                      7                                   3.00%
                      8                                   2.00%
                      9                                   1.00%
             10 and later                                 0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

[IF YOU HAVE NOT ELECTED AN OPTIONAL BENEFIT RIDER, THE FOLLOWING WILL APPEAR] [Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.]

[IF GIB OR AN OPTIONAL GMDB BENEFIT RIDER IS ELECTED, THE FOLLOWING WILL APPEAR]

[Withdrawal Charges will be deducted from the Protection with Investment Performance Account Value and the Investment Performance Account Value in proportion to the amount subject to Withdrawal Charges after recognizing the respective Free Withdrawal Amounts described below. Withdrawal Charges are deducted from the Protection with Investment Performance Account Investment Options and Investment Performance Account Investment Options from which each withdrawal is made in proportion to the amount subject to Withdrawal Charge being withdrawn from each Investment Option.]

Your years of participation under the Prior Contract or years since Contributions were made under the Prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

[IF GIB OR AN OPTIONAL GMDB BENEFIT IS ELECTED] [When the amount of a withdrawal is applied in any optional benefit rider under the Contract, the amount will include any applicable Withdrawal Charge.]

FREE WITHDRAWAL AMOUNT (SEE SECTION 8.01):
[THE FOLLOWING TEXT WILL APPEAR FOR OWNERS AGE 76 AND OLDER]
[[10%] of the Annuity Account Value in the Investment Performance Account Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Investment Performance Account Investment Options during the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge. Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply). The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

ICC10DPCP                                                           Data Page 10

[IF AN OPTIONAL GMDB BENEFIT WITHOUT A GIB IS ELECTED, THE FOLLOWING WILL
APPEAR]

     [The Free Withdrawal Amount is computed separately with respect to the Investment Performance Account Value and the Protection with Investment Performance Account Value as those terms are defined in your Guaranteed Minimum Death Benefit (GMDB) Rider.

     [10%] of the Annuity Account Value in the Investment Performance Account Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Investment Performance Account Investment Options during the Contract Year, and

     [10%] of the Annuity Account Value in the Protection with Investment Performance Account Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Protection with Investment Performance Account Investment Options during the Contract Year.

     In the first Contract Year Contributions received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

     If the first amount allocated to a Protection with Investment Performance Account Investment Option is a Contribution made after the Issue Date, there is no Free Withdrawal Amount for the Protection with Investment Performance Account Value in the Contract Year of such Contribution. If the first amount allocated to a Protection with Investment Performance Account Investment Option is a transfer, there will be no Free Withdrawal Amount for the Protection with Investment Performance Account Value in the Contract Year of the transfer and the Free Withdrawal Amount for the Investment Performance Account Value will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the Protection with Investment Performance Account Value will not be included in the Free Withdrawal Amount until the following Contract Year.

     When a Withdrawal is taken from both the Investment Performance Account Value and the Protection with Investment Performance Account Value, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.

     Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

     The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]


[IF GIB IS ELECTED, THE FOLLOWING WILL APPEAR]

     [The Free Withdrawal Amount is computed separately with respect to the Investment Performance Account Value and the Protection with Investment Performance Account Value as those terms are defined in your Guaranteed Income Benefit (GIB) Rider.

     With respect to the Investment Performance Account Value, the Free Withdrawal Amount is [10%] of the Annuity Account Value in the Investment Performance Account Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Investment Performance Account Investment Options during the Contract Year.


ICC10DPCP                                                           Data Page 11

     With respect to the Protection with Investment Performance Account Value, the Free Withdrawal Amount is the GIB Benefit Base on the Contract Date Anniversary multiplied by the [Annual] Rollup Rate in effect on the first day of the Contract Year minus any amount previously withdrawn from the Protection with Investment Performance Account Value during the Contract Year. If the first amount allocated to a Protection with Investment Performance Account Investment Option is a Contribution made after the Issue Date, there is no Free Withdrawal Amount for the Protection with Investment Performance Account Value in the Contract Year of such Contribution. If the first amount allocated to a Protection with Investment Performance Account Investment Option is a transfer, there will be no Free Withdrawal Amount for the Protection with Investment Performance Account Value in the Contract Year of the transfer and the Free Withdrawal Amount for the Investment Performance Account Value will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the Protection with Investment Performance Account Value will not be included in the Free Withdrawal Amount until the following Contract Year.

     Subject to the preceding paragraphs, in the first Contract Year Contributions received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

     Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

     When a Withdrawal is taken from both the Investment Performance Account Value and the Protection with Investment Performance Account Value, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.

     The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE
SECTION 8.02 OF THE CONTRACT):

     Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

         [THE FOLLOWING TEXT WILL APPEAR IF THE INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS ARE ELECTED.] [The above charge will be deducted from the Annuity Account Value in the Investment Performance Account Investment Options on a pro rata basis.]

         [IF PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS ARE ELECTED, THE FOLLOWING WILL REPLACE THE ABOVE SENTENCE.]
         [The above charge will be deducted from the Annuity Account Value in the Investment Performance Account Investment Options on a pro rata basis. If there is insufficient value or no value in the Investment Performance Account Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special Dollar Cost Averaging, if applicable, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Annuity Account Value in the Protection with Investment Performance Account Investment Options.]


ICC10DPCP                                                           Data Page 12

TRANSFER CHARGES (SEE SECTION 8.03 OF THE CONTRACT):

Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]


CONTRACT FEE (SEE SECTION 8.04          ANNUAL RATE OF  [1.55%] (equivalent to a
OF THE CONTRACT):                       daily rate of [.003724%])], plus any
                                        applicable VIO Facilitation Charge up to a annual rate equal to [0.45%]
                                        (equivalent to a daily rate of
                                        [.001236%]).

The Contract Fee includes the following charges:

         [Operations Fee:                           Annual rate of  0.95%

         Administration Fee:                        Annual rate of  0.35%

         Distribution Fee:                          Annual rate of  0.25%


Variable Investment Option Facilitation Charge:     Annual rate up to [0.45]%]

         The Variable Investment Option ("VIO") Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with a single* the annual rate is [0.25%]
                                        (equivalent to a daily rate of
                                        [.000686%]).
                                        a double** the annual rate is [0.35%]
                                        (equivalent to a daily rate of
                                        [.000961%]).
                                        a triple*** the annual rate is [0.45%]
                                        (equivalent to a daily rate of
                                        [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.


ICC10DPCP                                                           Data Page 13

PART D - THIS PART DESCRIBES WAIVERS OF CERTAIN CHARGES IN YOUR CONTRACT.


WITHDRAWAL CHARGE WAIVERS

     For purposes of Withdrawal Charge waiver items 1 through 6 reference to "Owner" means: (a) under Joint Owner Contracts, the older of the Owner and Joint Owner and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

For Waivers 3, 4 and 5 specified below there is a twelve month ineligibility period (the period during which you are ineligible to receive the waiver benefit) beginning on the Contract Date of this Contract and ending on the first Contract Date Anniversary. Once the ineligibility period has expired, the Owner may submit a claim for any such waiver. The claim must be submitted on our Withdrawal Charge waiver form before any waiver benefit is provided.

IN ACCORDANCE WITH SECTION 8.01 OF THE CONTRACT, WE RESERVE THE RIGHT TO REDUCE OR WAIVE THE WITHDRAWAL CHARGE. NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. the Owner dies and the Death Benefit is payable;

2. the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in Section 7.05; or

3. the Owner is unable to perform three "activities of daily living" as defined in Items (i) through (vi) and provide documentation satisfactory to us that the Owner is unable to perform three "activities of daily living" as defined in Items (i) through (vi). Such proof must include, but is not limited to, written certification from a U.S. licensed physician. "Physician" means a person, defined in Section 1861(r )(1) of the Social Security Act, who is licensed to practice the healing arts and is performing only those services within the scope of his or her license;
           (i) "Bathing" means washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
           (ii) "Continence" means the ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).
           (iii) "Dressing" means putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
           (iv) "Eating" means feeding oneself by food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
           (v) "Toileting" means getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
           (vi) "Transferring" means moving into or out of a bed, chair or wheelchair.

4. we receive proof satisfactory to us that the Owner 's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

5. the Owner has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:
   o its main function is to provide skilled, intermediate or custodial nursing care;
   o   it provides continuous room and board to three or more persons;
   o   it is supervised by a registered nurse or practical nurse;


ICC10DPCP                                                           Data Page 14

   o   it keeps daily medical records of each patient;
   o   it controls and records all medications dispensed; and
   o   its primary service is other than to provide housing for residents.

[ITEM 6 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE NQ AND IRA (NOT APPLICABLE TO INHERITED IRA) MARKET SEGMENTS]
   6. [for IRA and NQ Contracts, the Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the original Owner's death.]

[ITEM 7 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE MARKET SEGMENTS UNDER WHICH THE BENEFICIARY CONTINUATION OPTION IS AVAILABLE]
   7. [a Death Benefit is payable and the Beneficiary Continuation Option is elected.]

[ITEM 8 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE IRA (NOT APPLICABLE TO INHERITED IRA) AND QP MARKET SEGMENTS]
   8. [FOR THE QP MARKET SEGMENT] [a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.] [ITEM 8 ABOVE FOR IRA CONTRACTS (NOT APPLICABLE TO INHERITED IRA) ONLY THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE] [a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service or withdrawals made under our Substantially Equal Withdrawal Program. However, in each Contract Year, the amount of the Required Minimum Distribution [or Substantially Equal Withdrawal] is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.]

[ITEM 9 APPLIES TO TRADITIONAL IRA CONTRACTS]
   9. [amounts under this Contract that are directly transferred to a [Retirement Cornerstone] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.]

[ITEM 10 APPLIES TO CONTRACTS WITH A GIB RIDER]
   10. [withdrawals from Contracts with a GIB Rider, which do not exceed the GIB Annual Withdrawal Amount in a Contract Year.]


ICC10DPCP                                                           Data Page 15

PART E - THIS PART DESCRIBES CERTAIN TERMS AND CONDITIONS APPLICABLE TO THE RIDERS ISSUED UNDER YOUR CONTRACT.

[Terms and Conditions Applicable to your GUARANTEED INCOME BENEFIT (GIB) RIDER. Please read the Rider for the complete provisions shown below.

Your GIB Rider is effective as of the Contract Date.


1.   The GIB Rider's Income Benefit (Section I, second paragraph)

     Your lifetime "GIB Annual Payment Amount," as described in Section II.
     E. under the GIB Rider begins at the earliest of 1) the Contract Date Anniversary following the date your Protection with Investment Performance Account Value falls to zero, except as a result of an Excess Withdrawal, or 2) the Contract Date Anniversary following your [95th] birthday, or 3) the Contract Maturity Date. Prior to the commencement of lifetime annual GIB Payments, after your [first] Contract Date Anniversary, withdrawals each Contract Year from the Protection with Investment Performance Account Value that do not exceed your "GIB Annual Withdrawal Amount" as described in Section II. E., will not reduce your beginning of Contract Year GIB Benefit Base. Protection with Investment Performance Account Value, GIB Annual Withdrawal Amount, Benefit Base, and the Effect of Withdrawals on your GIB Benefit Base are described in Section II of the GIB Rider.

2.   Your GIB Annual Withdrawal Amount (Section II. B.)

     The "GIB Annual Withdrawal Amount" for each Contract Year is equal to
     (i) the GIB Benefit Base at the beginning of the Contract Year [minus any Contributions or transfers to the Protection with Investment Performance Account Investment Options during the [four] prior Contract Years,] multiplied by (ii) the Annual Rollup Rate in effect for the first day of the Contract Year. There is no GIB Annual Withdrawal Amount before the [first] Contract Date Anniversary, or if later, in the Contract Year that the Protection with Investment Performance Account Value is first created. "GIB Benefit Base" and "Annual Rollup Rate" are defined in your GIB Rider.

3.   Automatic Payment Plan (Section II. C)

     "Automatic Payment Plan" means a plan for periodic withdrawals up to the GIB Annual Withdrawal Amount each Contract Year beginning at any time after the [first] Contract Date Anniversary.

4. Adjustment of the Benefit Base for Withdrawals; Excess Withdrawals (Section II. D.)

     Except as provided in the next two paragraphs, a withdrawal from the Protection with Investment Performance Account Value reduces the GIB Benefit Base on a pro rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your GIB Annual Withdrawal Amount by your Annuity Account Value in the Protection with Investment Performance Account Value immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

     Beginning [in the second Contract Year], withdrawals from the Protection with Investment Performance Account Value during a Contract Year do not reduce the GIB Benefit Base to the extent that the total of such withdrawals does not exceed the GIB Annual Withdrawal Amount for that Contract Year. Instead, such withdrawals reduce the Annual Rollup Amount to be added to the GIB Benefit Base on the Contract Date Anniversary on a dollar for dollar basis, as described above.

ICC10DPCP                                                           Data Page 16

     In any Contract Year, a required minimum distribution withdrawal that is taken through our Automatic RMD Withdrawal Service ("RMD Withdrawal") from the Protection with Investment Performance Account Value in excess of the GIB Annual Withdrawal Amount that is needed to meet a Required Minimum Distribution as described in "Lifetime Required Minimum Distributions" in Section III of this Rider reduces the GIB Benefit Base dollar for dollar.

     "Excess Withdrawal" means the amount of any withdrawal or portion of any withdrawal taken from the Protection with Investment Performance Account Value in a Contract Year that together with all other withdrawals exceeds the GIB Annual Withdrawal Amount for that Contract Year. All withdrawals [made prior to the second Contract Year] are "Excess Withdrawals." [An RMD Withdrawal is not an Excess Withdrawal when the Automatic RMD Withdrawal Service is elected for lifetime RMD payments as described in your Rider.] An Excess Withdrawal may reduce future benefits by more than the dollar amount of the excess withdrawal(s). "Future benefits" means Annual Withdrawal Amount withdrawals and Lifetime GIB Payments. You may contact your financial professional or the Processing Office to determine if, as of that date, a contemplated withdrawal amount would cause an Excess Withdrawal.

5.   Automatic Reset of the GIB Benefit Base (Section II. D.)

     On the [third] Contract Date Anniversary that follows the Contract Date and each [third] Contract Date Anniversary thereafter, your GIB Benefit Base will reset automatically to equal the Protection with Investment Performance Account Value on that Contract Date Anniversary, if the Protection with Investment Performance Account Value is greater than the GIB Benefit Base. The Annual or Deferral Bonus (whichever applies) Rollup continues on your reset GIB Benefit Base. Resets do not occur after the Contract Date Anniversary following your [95th] birthday, or your Maturity Date, if earlier.

6.   GIB Payment Amount (Section II. E.)

     The "Lifetime GIB Payment Amount" is based upon your GIB Benefit Base on the Benefit Transaction Date. We determine the GIB Benefit Base on the Benefit Transaction Date as though the Benefit Transaction Date is the Contract Date Anniversary. The Lifetime GIB Payment Amount is equal to the Benefit Base multiplied by the applicable GIB Payment Factor shown in the Table below. Payments will be made on a single life basis unless you elect payments on a joint life basis, with your spouse as the joint life payee. Joint life payments are based on the younger spouse's age. You must notify us of this election within [30 days] following the Benefit Transaction Date.

                                GIB PAYMENT TABLE

     ---------------------------------------------------------------------------
             Age on                                 GIB Payment Factor
     Benefit Transaction Date                   Applied to GIB Benefit Base

                                                Single Life         Joint Life
     ---------------------------------------------------------------------------
     Up to Age [85                              [4%                 3.25%
     ---------------------------------------------------------------------------
     Ages 86 - 94                               5%                  4.00
     ---------------------------------------------------------------------------
     Age 95]                                    6%                  4.50]
     ---------------------------------------------------------------------------


7.   The Cost of this Rider (Section V)

     The current charge for this benefit is [0.95%] of the GIB Benefit Base on your Contract Date Anniversary. The maximum charge upon reset for this benefit is [1.25%] of the Rider's Benefit Base.

     We will determine and deduct the above charge annually from your Protection with Investment Performance Account Value on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge for the portion of any Contract Year in which this Rider is terminated pursuant to


ICC10DPCP                                                           Data Page 17

     Section VI of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

     The above charge will be deducted from the Annuity Account Value in the Protection Account Investment Options on a pro rata basis.]

[Terms and Conditions Applicable to your GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER. Please read the Rider for the complete provisions shown below.

Your GMDB Rider is effective as of the Contract Date.

1. The "Greater of" Death Benefit Rider's Death Benefit (Section I, fourth paragraph)

     The GMDB under the Contract will be the greater of the Annual Rollup to Age [85] Benefit Base or the Highest Anniversary Value to Age [85] Benefit Base. The Protection with Investment Performance Account Value, operation of the Annual Rollup to Age [85] Benefit Base and the Highest Anniversary Value to Age [85] Benefit Base, the Effect of Withdrawals on your Benefit Bases, the cost of this Rider and how this Rider may terminate are described in the Rider

     Your Death Benefit amount under this Rider is determined by comparing the Protection with Investment Performance Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit.

2.   GMDB Benefit Base (Section II, B)

     Your GMDB Benefit Base is the greater of the Annual Rollup to Age [85] Benefit Base ("Rollup Benefit Base") and the Highest Anniversary Value to Age [85] Benefit Base ("Highest Anniversary Value Benefit Base"). Your benefit base stops rolling up and ratcheting on the Contract Date Anniversary following your [85th] birthday. Your initial Rollup Benefit Base and Highest Anniversary Value Benefit Base are each equal to your initial Contribution or transfer, whichever comes first, to the Protection with Investment Performance Account Investment Options. Thereafter, each Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer to the Protection with Investment Performance Account Investment Options, and each Benefit Base is adjusted for withdrawals. The way we calculate your Rollup Benefit Base and Highest Anniversary Value Benefit Base is more fully described in your Rider.

3. Annual Adjustment of the GMDB Rollup Benefit Base with the Annual Rollup Amount (Section II. B.)

     Your GMDB Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

         (i) the GMDB Rollup Benefit Base at the beginning of the Contract Year; plus
         (ii) Contributions and transfers to the Protection with Investment Performance Account Investment Options during the Contract Year; minus
         (iii) any adjustments for Excess Withdrawals (defined below) from the Protection with Investment Performance Account Value during the Contract Year, [including for any required minimum distribution withdrawal not taken through our Automatic RMD Withdrawal Service, in excess of your GIB Annual Withdrawal Amount, minus
         (iv) any required minimum distribution withdrawals taken through our Automatic RMD Withdrawal Service (which are not treated as Excess Withdrawals) from your Protection with Investment Performance Account Value during the Contract Year to the extent such withdrawals exceed Annual Withdrawal Amount withdrawals from the Protection with Investment Performance Account Value] during the Contract Year; plus
         (v) the Annual Rollup Amount for the Contract Date Anniversary reduced by any withdrawals up to the GIB Annual Withdrawal Amount as described in the GIB Rider.

ICC10DPCP                                                           Data Page 18

     "Excess Withdrawal" means any withdrawal or portion of a withdrawal taken from the Protection with Investment Performance Account Value during a Contract Year that, together with all other amounts withdrawn from the Protection with Investment Performance Account Value during that year, causes the total of such withdrawals to exceed the GIB Annual Withdrawal Amount. An Excess Withdrawal may reduce future benefits by more than the dollar amount of the excess withdrawal(s).

     Annual Adjustment of the GMDB Rollup Benefit Base with the Deferral Bonus Rollup Amount
           Prior to taking a withdrawal under your Contract from the Protection Account, instead of the adjustment described above, your GMDB Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

           (i) the GMDB Rollup Benefit Base at the beginning of the Contract Year, plus
           (ii) Contributions and transfers to the Protection with Investment Performance Account Investment Options during the Contract Year, plus
           (iii) the Deferral Bonus Rollup Amount for the Contract Date Anniversary.

     Once a withdrawal is made under your Contract from the Protection Account, no Deferral Bonus Rollup Amount adjustment is made to your GMDB Rollup Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years. In those Contract Years, any adjustment to your GMDB Rollup Benefit Base will be done according to the provision above entitled "Annual Adjustment of the GMDB Rollup Benefit Base with the Annual Rollup Amount."

4.   Automatic Reset of the Rollup Benefit Base

     On the [third] Contract Date Anniversary that follows the Contract Date and each [third] Contract Date Anniversary thereafter, your Rollup Benefit Base will reset automatically to equal the Protection with Investment Performance Account Value on that Contract Date Anniversary, if the Protection with Investment Performance Account Value is greater than the Rollup Benefit Base. The Annual or Deferral Bonus (whichever applies) Rollup continues on your reset Rollup Benefit Base. ResetS do not occur after the Contract Date Anniversary following your [85th] birthday, or your Maturity Date, if earlier.

5.   The Cost of This Rider (Part IV)

     The current charge for this Rider is [0.95%] of the GMDB Benefit Base. This charge is based on the greater of the Rollup and the Highest Anniversary Value Benefit Bases on your Contract Date Anniversary. The maximum charge upon reset for this benefit is [1.10%] of the Rider's Benefit Base.

     We will determine and deduct the above charge annually from your Protection with Investment Performance Account Value on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section V. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section
     7.05 of the Contract, or the Contract is surrendered pursuant to
     Section 5.02 of the Contract.

     The above charge will be deducted from the Protection with Investment Performance Account Value on a pro-rata basis.]


ICC10DPCP                                                           Data Page 19

[Terms and Conditions Applicable to your GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER. Please read the Rider for the complete provisions shown below.

Your GMDB Rider is effective as of the Contract Date.

1. The "Highest Anniversary Value to Age [85]" Death Benefit Rider's Death Benefit (Section I, fourth paragraph)

     The GMDB under the Contract will be the Highest Anniversary Value to Age [85] Benefit Base. The Rider describes the operation of the Highest Anniversary Value to Age [85] Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of this Rider and how this Rider may terminate.

     Your Death Benefit amount under this Rider is determined by comparing the Protection with Investment Performance Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit.


2. Your GMDB Benefit Base is the Highest Anniversary Value to Age [85] Benefit Base ("Highest Anniversary Value Benefit Base"). Your initial Highest Anniversary Value Benefit Base is equal to your initial Contribution or transfer to the Protection with Investment Performance Account Investment Options. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an Investment Performance Account Investment Option to a Protection with Investment Performance Account Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your Highest Anniversary Value Benefit Base is described below.

     On each Contract Date Anniversary up to the Contract Date Anniversary following your [85th] birthday, if the Protection with Investment Performance Account Value is greater than the current Highest Anniversary Value Benefit Base, the Highest Anniversary Value Benefit Base is reset to equal the Protection with Investment Performance Account Value.

3.   The Cost of This Rider (Section V)

     The charge for this benefit is [0.25%] of the Highest Anniversary Value Benefit Base. This charge is based on the Highest Anniversary Value Benefit Base on your Contract Date Anniversary.

     We will determine and deduct the above charge annually from your Protection with Investment Performance Account Value on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section VI. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section
     7.05 of the Contract, or the Contract is surrendered pursuant to
     Section 5.02 of the Contract.

     The above charge will be deducted from the Protection with Investment Performance Account Value on a pro-rata basis.






ICC10DPCP                                                           Data Page 20